AGREEMENT

This Agreement (the “Agreement”) is made and entered into effective as of October 1, 2005 (the “Effective Date”), between Western Media Group Corporation, Inc., a Minnesota corporation, with its principal offices located at 11 Oval Drive, Suite 200B, Islandia, New York 11749 (the “COMPANY”) and High River Corporation, with a principal address at High River Corporation, C/O Ernst & Young, P.O. Box 3340, Road Town, Tortola
British Virgin Islands (“CONSULTANT”).

WHEREAS, the Company is seeking to expand its business through contracts with hospitals and doctors and various other strategic business relationships in Germany; and

WHEREAS, the Company is seeking to increase market awareness of the Company in German markets; and

WHERAS, the Company is seeking to list its Class B shares on each of the Berlin and Frankfurt stock exchanges; and

WHERAS, the Company is seeking to engage Consultant to assist it in Investment Banking, Investor Relations, Business Development, and aligning strategic alliances for the purposes of introducing the MedLink EHR to the European market; and

WHEREAS, Consultant wishes to assist the Company by finding hospitals, doctors, and other strategic business relationships in the German market; and

WHEREAS, Consultant wishes to assist the Company in the listing of the Company’s Class B shares of common stock on the Berlin and Frankfurt stock exchanges and by utilizing its substantial business contacts to bring awareness in Germany to the Company’s publicly traded common stock; and

WHEREAS, Consultant has relationships which it can leverage to assist the Company in strategic business development for the MedLink EHR in the German markets; and

WHEREAS, the Company wishes to retain Consultant to provide such services for the consideration as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.    Appointment as Consultant

1.1    Appointment. On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions herein set forth, the Company is appointing Consultant for the purpose of utilizing the Consultant’s extensive contacts to structure and consummate strategic business relationships in the German markets, in addition, to utilizing its expertise and the expertise of its employees to bring awareness to the Company’s publicly traded common stock in German markets, as well as to assist the Company in acquiring listing on the Frankfurt and Berlin stock exchanges for its Class B shares of common stock, for a period of one year from the date of this Agreement (the “Term”). The Term shall be automatically extended by both parties should the Consultant be engaged in an ongoing negotiation with any targeted party until the completion of such negotiation, or as otherwise mutually agreed upon by the parties hereto. Consultant accepts the appointment, agrees on the terms and conditions herein set forth and agrees to use its best efforts during the Term to perform the services described herein.

1.2    Scope of Appointment. Consultant, by virtue of this Agreement or otherwise, is not an agent of the Company. As a Consultant for the Company under this Agreement, Consultant is to:

1.2.1	contact prospective offerees of the Company’s products and services;

1.2.2	give such offerees information concerning the Company, its business and personnel as prescribed by the Company;

1.2.3	introduce such prospective offerees to the Company;
1.2.4	assist the Company in negotiations with prospective offerees;
1.2.5	assist the Company in potential investment banking transactions in Germany;
1.2.6	assist the Company in acquiring a listing on the Berlin and Frankfurt stock exchanges for its Class B shares of common stock; and
1.2.7	align strategic alliances for the Company to help it introduce the MedLink EHR and suite of associated products to the German market.

1.3    Nature of Relationship.

1.3.1    Independent Contractor Status. Consultant shall be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

1.3.2    Use of Other Consultants/Exclusivity. The Company shall be free to use other Consultants for the offering of its products and services. However, Consultant shall not, during the Term, provide services to any company which offers products or services similar to those offered by the Company.

1.3.3    No Additional Compensation. Consultant shall not be entitled to any compensation from, or reimbursement of expenses by, the Company in connection with the performance of Consultant’s duties hereunder, except as set forth herein.

2.    Representations and Warranties of the Company.

The Company represents, warrants and agrees with Consultant that:

2.1  The Company is duly organized and validly existing corporation under the laws of the State of Delaware, and has all requisite authority to own its property and conduct its business as currently conducted.

2.2   The execution and delivery by the Company of this Agreement and the Option, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

3.    Representations, Warranties and Covenants of the Consultant.

Consultant represents, warrants and agrees with the Company that Consultant has full power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding obligation of Consultant, enforceable against it in accordance with its terms. Consultant is not restricted or prohibited, contractually, by court order, agreement or otherwise, from entering into and performing this Agreement, and the services to be performed hereunder, and Consultant’s execution and performance of this Agreement is not a violation or breach of any agreement between Consultant and any other person or entity.

4.    Compensation. As compensation for the completion of the Consultant’s services as described herein, , the Consultant shall be: (i) compensated with 1,640,000 shares of the Company’s Class B common stock; and (ii) granted the option to purchase up to 610,000 shares of the Company’s Class B common stock (“Option”) exercisable at $0.177 per share for a period of 90 days from the date of issuance (“Exercise Period”). After expiration of the Exercise Period Consultant shall have no right to purchase the Class B shares of common stock underlying the Option.

5.    Grant of Option.

5.1    Grant of Option. Subject to the terms and conditions of this Agreement, upon the listing of the Company’s Class B common stock on the Berlin or Frankfurt stock exchange, the Company grants to the Consultant the Option to purchase up to 610,000 shares of Class B common stock (the “Option Shares”) from the Company.

5.2    Exercise Price. The price to be paid by the Consultant for each Option Share in the event of an exercise of all or any portion of the Option shall be $0.177 (the “Exercise Price”) per Option Share.

5.3    Duration of Option. The Option shall vest and become immediately exercisable with respect to the Option Shares on the day immediately following the date on which the Company’s Class B common stock is listed on either the Berlin or Frankfurt stock exchange (“Option Commencement Date”) and shall expire on and no longer be exercisable after the date expiration of the Exercise Period.

5.4    Exercise of Option.

5.4.1    Manner. The Option may be exercised by the Consultant in whole or in part, subject to the conditions contained herein, by the Consultant (i) paying in full the total Exercise Price for the shares purchased and (ii) delivering, in person or by registered mail, written notice of exercise to the Company substantially in the form of the Option Exercise Form attached hereto as Exhibit A. As soon as practicable after such notice and payment are received, the Company shall cause the Consultant to be recorded on the books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Purchaser one or more duly issued stock certificates evidencing such ownership.

5.4.2    Payment. At the time of exercise of this Option, the Consultant shall pay the Exercise Price of the Option Shares by certified bank check or wire transfer in immediately available funds made payable to the Company.

6.    Governing Law; Jurisdiction. This Agreement and the enforcement thereof shall be governed by and construed under the laws of the State of New York. The parties hereto consent to the non-exclusive jurisdiction of any New York state or federal court and any appellate court from any appeal thereof in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby.

7.    Termination. Consultant or the Company shall have the right to terminate this Agreement by giving written notice to the other; provided, however, that Consultant shall be compensated pursuant to Section 4 in the event that the Company’s Class B shares of common stock are listed on either the Berlin or Frankfurt stock exchange as a result of Consultant’s efforts.

8.    Notices. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice, or (ii) by the mailing of the notice in the United States mail to the party's last known address, by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled to notice and in case (ii) on the date of deposit in the United States mail.

9.    Severability. If any portion of this Agreement is held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

10.    Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

11.    Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties to this Agreement.

12.    Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

13.    Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement, the controlling persons of the parties and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of by virtue of this Agreement or any provision contained in this Agreement.

14.    Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understanding or written or oral agreements between them respecting the subject matter of this Agreement.

15.    Arbitration.  In the event that there shall be a dispute, controversy or claim arising out of, relating to or in connection with this Agreement or related to the subject matter hereof, the Parties agrees that such dispute shall be submitted to binding arbitration in New York City, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the Parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the Parties, and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.

16.    Indemnification.

a.  Indemnification of Company by Consultant. Consultant agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents, up to the amount of compensation received under this Agreement, against any and all loss, liability, claims, damage and expense, including reasonable attorney fees, arising out of or based upon Finder’s breach of this Agreement.

b.  Indemnification of Consultant by Company. The Company agrees to indemnify and hold harmless Consultant, against any and all loss, liability, claims, damage and expense, including reasonable attorney fees, arising out of or based on this Agreement, including, but not limited to (1) a breach of this Agreement by the Company or (2) any claims arising out of Consultant’s performance of services under this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set opposite their respective signatures below, but effective as provided herein.

Western Media Group Corporation		High River Corporation

By:		By:

Name:	Ray Vuono	Name:	Robert Thomas

Title: CEO		Title:

Date:		Date:

EXHIBIT A
OPTION EXERCISE FORM

This Option Exercise Form (this "Agreement”) by and between the undersigned optionee High River Corporation, a British Virgin Islands company (the "Optionee"), and the undersigned optionor Western Media Group Corporation (the “Company”), is executed and delivered pursuant to the Consulting Agreement (“Agreement”) dated October _, 2005 by and between the Optionee and the Company.

Subject to the foregoing, the Optionee hereby purchases ____________________ shares (the “Option Shares”) of common stock of the Company pursuant to that certain option (the "Option") granted to the Optionee under the Agreement. Such shares are purchased at a per share exercise price of $0.177 per share (“Exercise Price”).

Concurrently upon the delivery of this Agreement to the Company, the Optionee is delivering the Exercise Price multiplied by the number of shares purchased by Optionee to the Company in accordance with and in the manner set forth in the Agreement. Upon receipt of this notice and payment, the Company hereby agrees to immediately (i) cause the Optionee to be recorded on the books of the Company as the owner of the Option Shares purchased, and (ii) deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

Dated: [__________________]

HIGH RIVER CORPORATION,
Optionee

By:

Receipt Acknowledged By:

WESTERN MEDIA GROUP CORPORATION

By: